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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  October 18, 1996
               Date of earliest event reported:  October 8, 1996

                               ATLAS CORPORATION
            (Exact name of registrant as specified in its charter)

DELAWARE                           1-2714                             13-5503312
(State of                        (Commission                       (IRS Employer
Incorporation)                   File Number)                Identification No.)

                      370 SEVENTEENTH STREET, SUITE 3050
                            DENVER, COLORADO 80202
                   (Address of principal executive offices)


                                (303) 629-2440
             (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 8, 1996, Atlas completed the purchase of Arisur Inc., a Bolivian base metals mining company, from Arimetco International Inc. and a group of investors for total consideration of $3.0 million cash and 4 million Atlas Common Shares.

     Arisur Inc. owns and operates the Andacaba and Don Francisco silver, zinc and lead mines in southern Bolivia. Andacaba has been in operation since the early 1900's and is currently producing 220 metic tons of ore per day. An mining and milling expansion at Andacaba, which is already underway and is scheduled for completion in early 1997, is anticipated to increase production to over 400 metric tons per day. An expansion program at Don Francisco, which was put into commercial production by Arisur in June 1996, is estimated to increase production from 80 metric tons per day to approximately 200 metric tons per day by the end of 1997.

     A new release dated October 9, 1996, a copy of which is attached as Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.


ITEM 5.  FINANCIAL STATEMENTS: PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     It is impracticable for the Registrant to provide the required financial statements and pro forma financial statement information at the time that this Report on Form 8-K is filed. The required financial statements and the pro forma financial information will be filed by the Registrant under cover of Form 8 as soon as practicable, but not later than 60 days after this Report on Form 8-K is filed.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ATLAS CORPORATION

Date:  October 18, 1996                  By:   /s/ Jerome C. Cain
                                              ------------------------------
                                              Jerome C. Cain
                                              Vice President - Finance




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                                 EXHIBIT INDEX


Exhibit No.  Description                           Page No.
-----------  -----------                           --------

1.           News Release dated October 9, 1996          5



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